UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 23, 2010
CONSTELLATION BRANDS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-08495	16-0716709
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
207 High Point Drive, Building 100, Victor, NY 14564
(Address of Principal Executive Offices)          (Zip Code)
Registrant’s telephone number, including area code          (585) 678-7100
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
     On December 23, 2010, Constellation Brands, Inc. (“Constellation”), Vincor U.K. Limited (“VUK”), CBI Australia Holdings Pty Limited (“CAHL”) and various entities affiliated with CHAMP Private Equity (“CHAMP”), a private equity firm based in Sydney, Australia, entered into a Share Subscription Agreement (the “Share Subscription Agreement”), pursuant to which CHAMP agreed to subscribe for shares in VUK and in CAHL (the “Transaction”). VUK and CAHL are indirect wholly-owned subsidiaries of Constellation. Pursuant to the Share Subscription Agreement, CHAMP will acquire an 80.1% interest in VUK and in CAHL which, at the time of completion of the Transaction, will hold virtually all Constellation’s United Kingdom, Australian, and South African brands, wineries, facilities, and vineyards, its Japanese interests, as well as Constellation’s 50% interest in Matthew Clark (Holdings) Limited, which owns and operates a United Kingdom drinks wholesale business. Constellation will retain a 19.9% interest in each of VUK and CAHL and a limited number of Australian brands and vineyards. In connection with the Transaction, Constellation will receive cash in an amount equivalent to approximately AUD$230 million, subject to certain adjustments. The Transaction is subject to customary and routine closing conditions.
     The Share Subscription Agreement contains customary representations, warranties and covenants for a transaction of this type. The representations, warranties and covenants contained in the Share Subscription Agreement are made by the parties solely for the benefit of each other and should not be relied upon by any other person. Consummation of the Transaction is subject to the satisfaction of certain conditions, including certain governmental and regulatory conditions having been satisfied. The parties expect to complete the Transaction by January 31, 2011.
     The foregoing description of the Share Subscription Agreement and the Transaction does not purport to be complete and is qualified in its entirety by reference to the Share Subscription Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.
     On December 23, 2010, Constellation issued a news release, a copy of which is furnished herewith as Exhibit 99.1 and is incorporated herein by reference, announcing Constellation’s entry into the Share Subscription Agreement with respect to the Transaction.
     Constellation and CHAMP are entering into investment deeds to govern their rights and obligations as shareholders in VUK and in CAHL. It is also contemplated that Constellation and CHAMP will work together to distribute and supply each other’s products on a global basis following completion of the Transaction and will enter into distribution agreements to facilitate those arrangements. In addition, it is expected that the parties will provide one another certain temporary transition services following completion of the Transaction.
     References to Constellation’s website in the release do not incorporate by reference the information on such website into this Current Report on Form 8-K and Constellation disclaims any such incorporation by reference. The information in the news release attached as Exhibit 99.1 is incorporated by reference into this Item 7.01 in satisfaction of the public disclosure requirements of Regulation FD. This information is “furnished” and not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, and is not otherwise subject to the liabilities of that section. It may be incorporated by reference in another filing under the Securities Exchange Act of 1934 or the Securities Act of 1933 only if and to the extent such subsequent filing specifically references the information incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.
(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Shell company transactions.

Not applicable.

(d)	Exhibits.

The following exhibits are filed as part of this Current Report on Form 8-K:

Exhibit No.	Description
2.1	Share Subscription Agreement dated December 23, 2010 among Constellation Brands, Inc., Vincor U.K. Limited, CBI Australia Holdings Pty Limited, Perpetual Trustee Company Limited as trustee of the CHAMP Buyout III Trust, Perpetual Corporate Trust Limited as trustee of the CHAMP Buyout III (SWF) Trust, CHAMP Buyout III Pte Ltd, and Canopus Holdco Limited.

99.1	News Release of Constellation Brands, Inc. dated December 23, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 28, 2010	CONSTELLATION BRANDS, INC.
	By:	/s/ Robert Ryder
Robert Ryder
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

(1)	UNDERWRITING AGREEMENT

Not Applicable.

(2)	PLAN OF ACQUISITION, REORGANIZATION, ARRANGEMENT, LIQUIDATION OR SUCCESSION

(2.1)	Share Subscription Agreement dated December 23, 2010 among Constellation Brands, Inc., Vincor U.K. Limited, CBI Australia Holdings Pty Limited, Perpetual Trustee Company Limited as trustee of the CHAMP Buyout III Trust, Perpetual Corporate Trust Limited as trustee of the CHAMP Buyout III (SWF) Trust, CHAMP Buyout III Pte Ltd, and Canopus Holdco Limited.

(3)	ARTICLES OF INCORPORATION AND BYLAWS

Not Applicable.

(4)	INSTRUMENTS DEFINING THE RIGHTS OF SECURITY HOLDERS, INCLUDING INDENTURES

Not Applicable.

(7)	CORRESPONDENCE FROM AN INDEPENDENT ACCOUNTANT REGARDING NON-RELIANCE ON A PREVIOUSLY ISSUED AUDIT REPORT OR COMPLETED INTERIM REVIEW

Not Applicable.

(14)	CODE OF ETHICS

Not Applicable.

(16)	LETTER RE CHANGE IN CERTIFYING ACCOUNTANT

Not Applicable.

(17)	CORRESPONDENCE ON DEPARTURE OF DIRECTOR

Not Applicable.

(20)	OTHER DOCUMENTS OR STATEMENTS TO SECURITY HOLDERS

Not Applicable.

(23)	CONSENTS OF EXPERTS AND COUNSEL

Not Applicable.

(24)	POWER OF ATTORNEY

Not Applicable.

(99)	ADDITIONAL EXHIBITS

(99.1)	News Release of Constellation Brands, Inc. dated December 23, 2010.

(100)	XBRL-RELATED DOCUMENTS

Not Applicable.

(101)	INTERACTIVE DATA FILE

Not Applicable.